EXHIBIT 4.4

EXECUTION VERSION

PREGIS CORPORATION

€100,000,000 Second Priority Senior Secured Floating Rate Notes due 2013

U.S. $150,000,000 12 3/8% Senior Subordinated Notes due 2013

REGISTRATION RIGHTS AGREEMENT

October 12, 2005

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

CREDIT SUISSE FIRST BOSTON LLC

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

LEHMAN BROTHERS INC.

c/o Credit Suisse First Boston LLC,

      Eleven Madison Avenue,

      New York, N.Y. 10010-3629

Dear Sirs:

Pregis Corporation, a Delaware corporation (the “Issuer”), proposes to issue and sell, upon the terms set forth in a purchase agreement dated October 6, 2005 (the “Purchase Agreement”), (i) to Credit Suisse First Boston (Europe) Limited and Lehman Brothers International (Europe) (collectively, the “Initial Euro Securities Purchasers”) €100,000,000 aggregate principal amount of its Second Priority Senior Secured Floating Rate Notes due 2013 (the “Initial Euro Securities”) and (ii) to Credit Suisse First Boston LLC and Lehman Brothers Inc. (collectively, the “Initial Dollar Securities Purchasers” and, together with the Initial Euro Securities Purchasers, the “Initial Purchasers”) U.S. $150,000,000 aggregate principal amount of its 12 3/8% Senior Subordinated Notes due 2013 (the “Initial Dollar Securities” and together with the Initial Euro Securities, the “Initial Securities”), in each case, to be unconditionally guaranteed (the “Guarantees”) by Pregis Holding II Corporation and the subsidiaries of the Issuer named in Schedule B to the Purchase Agreement (the “Guarantors” and, together with the Issuer, the “Company”). The Initial Euro Securities will be issued pursuant to an indenture, dated as of October 12, 2005 (the “Euro Indenture”), among the Issuer, the guarantors named therein, The Bank of New York, as registrar and paying agent (the “Trustee”) and RSM Robson Rhodes LLP (as Irish Paying Agent). The Initial Dollar Securities will be issued pursuant to an indenture, dated as of October 12, 2005 (the “Dollar Indenture” and, together with the Euro Indenture, the “Indentures”), among the Issuer, the guarantors named therein and The Bank of New York (also, the “Trustee”). As an inducement to the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively, the “Holders”), as follows:

1. Registered Exchange Offer. The Company shall, at its own cost, prepare and file with the Securities and Exchange Commission (the “Commission”) one or more registration statements (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”) (a) with respect to a proposed offer (the “Registered Euro Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6(d) hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Euro Securities, a like aggregate principal amount of debt securities (the “Exchange Euro Securities”) of the Company issued under the Euro Indenture and identical in all material respects to the Initial Euro Securities (except for the transfer restrictions relating to the Initial Euro Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act and (b) with respect to a proposed offer (the “Registered Dollar Exchange Offer” and, together with the Registered Euro Offer, the “Registered Exchange Offers”) to the Holders of Transfer Restricted Securities, who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Dollar Securities, a like aggregate principal amount of debt securities (the “Exchange Dollar Securities” and, together with the Exchange Euro Securities, the “Exchange Securities”) of the Company issued under the Dollar Indenture and identical in all material respects to the Initial Dollar Securities (except for the transfer restrictions relating to the Initial Dollar Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Company shall use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act as promptly as possible.

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offers, it being the objective of the Registered Exchange Offers to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below).

If, upon consummation of any Registered Exchange Offer, any Initial Purchaser holds Initial Euro Securities or Initial Dollar Securities, as the case may be, acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Euro Securities or Exchange Dollar Securities, as the case may be, pursuant to such Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Euro Securities or Initial Dollar Securities, as the case may be, held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Euro Indenture or the Dollar Indenture, as the case may be, and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Euro Securities or the Initial Dollar Securities, as the case may be (the “Private Exchange Securities”). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.

In connection with any Registered Exchange Offer, the Company shall:

(a) mail or deliver to each registered Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) (i) with respect to the Registered Euro Exchange Offer, utilize the services of The Bank of New York Depository (Nominees) Limited as Nominee for the Bank of New York, London Branch for the Registered Exchange Offer, which may be the Trustee or an affiliate of the Trustee, and (ii) with respect to the Registered Dollar Exchange Offer, utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(c) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

(d) otherwise comply with all applicable laws.

As soon as reasonably practicable after the close of each Registered Exchange Offer or the related Private Exchange, as the case may be, the Company shall:

(x) accept for exchange all the Securities validly tendered and not withdrawn pursuant to such Registered Exchange Offer and the Private Exchange;

(y) deliver to the Trustee for cancellation all the relevant Initial Securities so accepted for exchange; and

(z) cause the Trustee to authenticate and deliver promptly to each Holder of the relevant Initial Securities, the relevant Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

Each Indenture provides that the relevant Exchange Securities will not be subject to the transfer restrictions set forth in such Indenture and that all the relevant Securities will vote and consent together on all matters as one class and that none of the relevant Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

Each Holder participating in a Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of such Registered Exchange Offer (i) any Exchange Securities received by such Holder pursuant to such Registered Exchange Offer will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the relevant Securities or such Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, such Holder will receive such Exchange Securities for its own account in exchange for the relevant Initial Securities that were acquired as a result of market-making activities or other trading activities and will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Shelf Registration. If (i) the Company is not permitted to consummate a Registered Exchange Offer with respect to a series of Initial Securities because such Registered Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder notifies the Company that (x) it is prohibited by law or Commission policy from participating in a Registered Exchange Offer, (y) it may not resell the Exchange Securities acquired by it in a Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (z) it is a broker-dealer and owns Securities acquired directly from the Company or one of its affiliates, the Company shall take the following actions:

(a) The Company shall, at its cost, as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this Section 2) file with the Commission and thereafter shall use commercially reasonable efforts to cause to be declared effective as promptly as possible (and in no case later than 120 days after so required or requested pursuant to this Section 2) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) with respect to such Initial Securities on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period (the “Shelf Registration Period”) of two years (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof). Notwithstanding the foregoing, the Company may suspend the use of the Shelf Registration Statement for a period not to exceed 30 days in any six-month period or an aggregate of 60 days in any twelve-month period for valid business reasons (not including avoidance of its obligations hereunder) to avoid premature public disclosure of a pending corporate transaction, including pending acquisitions or divestitures of assets, mergers and combinations and similar events; provided that (i) the period during which the Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions and (ii) the Additional Interest (as defined below) shall accrue on the Securities as provided in Section 6 hereof.

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Company shall (i) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (ii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; and (iii) in the case of a Shelf Registration Statement, include the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

(b) The Company shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) of this clause (b) shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d) In the case of any Shelf Registration Statement, the Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, to the extent not available on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) or any equivalent thereof, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f) In the case of any Shelf Registration Statement, the Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Company shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h) Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

(k) Not later than the effective date of the applicable Registration Statement, the Company will provide, as appropriate, a CUSIP number and an ISIN number for the Exchange Euro Securities or the related Private Exchange Securities, as the case may be, and, as approriate, a CUSIP number, an ISIN number and a Common Code for the Exchange Dollar Securities or the related Private Exchange Securities, as the case may be. The Company shall provide the applicable trustee (or other custodian) with printed certificates for the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with the Euroclear Bank S.A./N.V. and Clearstream Banking S.A. (in the case of the Exchange Euro Notes) and The Depository Trust Company (in the case of the Exchange Dollar Notes).

(l) The Company shall cause the Indentures to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under any Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of such Indenture.

(m) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(n) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as a majority of the Holders of the Securities to be included in any Shelf Registration (the “Majority Holders”) shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(o) In the case of any underwritten offering pursuant to a Shelf Registration, subject to appropriate confidentiality agreements being executed by all parties to review information, the Company shall (i) make available for inspection at reasonable times and in a reasonable manner by a representative of the Majority Holders (the “Inspector”), any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney or accountant retained by the Inspector all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Inspector or any such underwriter, attorney or accountant in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided that only one counsel and only one accounting firm so retained by the Inspector shall be granted such access during the life of the Shelf Registration Statement.

(p) In the case of any underwritten offering pursuant to a Shelf Registration, the Company, if requested by the Majority Holders, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement covering the matters customarily covered in opinions requested in underwritten offerings of secured notes; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(q) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(r) The Company will use its best efforts to, if the Initial Securities of a series have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the relevant Securities covered by a Registration Statement.

(s) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will use its reasonable best efforts to assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(t) The Company shall use its best efforts to take all other steps reasonably necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof, whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of an underwritten offering pursuant to a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements (up to an aggregate amount not to exceed $50,000) of one firm of counsel designated by the Majority Holders to act as counsel for the Holders of the Initial Securities in connection therewith.

5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6. Additional Interest Under Certain Circumstances. (a) Additional interest (the “Additional Interest”) with respect to the Initial Securities of a series shall be assessed as follows if any of the following events occurs (each such event in clauses (i) through (iv) below a “Registration Default”):

(i) after the obligation to file a Shelf Registration Statement shall have arisen, the Company fails to file such Registration Statement on or before the date specified for such filing in Section 2(a) hereof;

(ii) after the obligation to file a Shelf Registration Statement shall have arisen and following the timely filing of such Registration Statement, such Registration Statement is not declared effective by the Commission on or prior to 120 days after the date on which such obligation to file shall have arisen;

(iii) the Company fails to consummate a Registered Exchange Offer with respect to such Securities within 270 days of the date of original issuance of such Securities; or

(iv) the Shelf Registration Statement or the Exchange Offer Registration Statement shall have been declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Transfer Restricted Securities for more than 30 days.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the first Registration Default. The amount of Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period (until all Registration Defaults have been cured), up to a maximum amount of Additional Interest for all Registration Defaults of 1.0% per annum. There can only exist one Registration Default at any one time with respect to the Initial Securities of a series.

(b) A Registration Default referred to in Section 6(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii) or (iv) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest with respect to the Initial Securities of a series will be determined by multiplying the applicable Additional Interest rate for such Securities by the principal amount of such Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d) “Transfer Restricted Securities” means each Initial Security until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Securities is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

7. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Majority Holders, subject to the Company’s consent (which consent shall not be unreasonably withheld).

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(i) if to a Holder of the Securities, at the most current address given by such Holder to the Company;

(ii) if to the Initial Purchasers:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010-3629

Fax No.: (212) 325-4296

Attention: Transactions Advisory Group

with a copy to:

Marwan Elaraby, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Fax No.: (646) 848-8118

(iii) if to the Company, at its address as follows:

1900 West Field Court

Lake Forest, IL 60045

Attention: James D. Morris

with a copies to:

AEA Investors LLC

65 East 55th Street

New York, NY 10022

Attention: General Counsel’s Office

and

Michael Levitt, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Fax No: (212) 859-8589

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers, the Issuer and the Guarantors in accordance with its terms.

Very truly yours,

PREGIS CORPORATION

By:	/s/ Kevin J. Corcoran
Name:	Kevin J. Corcoran
Title:	Chief Financial Officer

PREGIS HOLDING II CORPORATION

By:	/s/ Kevin J. Corcoran
Name:	Kevin J. Corcoran
Title:	Chief Financial Officer

PREGIS MANAGEMENT CORPORATION

By:	/s/ Kevin J. Corcoran
Name:	Kevin J. Corcoran
Title:	Chief Financial Officer

PREGIS INNOVATIVE PACKAGING INC.

By:	/s/ Kevin J. Corcoran
Name:	Kevin J. Corcoran
Title:	Chief Financial Officer

HEXACOMB CORPORATION

By:	/s/ Kevin J. Corcoran
Name:	Kevin J. Corcoran
Title:	Chief Financial Officer

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

CREDIT SUISSE FIRST BOSTON LLC

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

LEHMAN BROTHERS INC.

by: CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Heather Suggitt
Name:	Heather Suggitt
Title:	Director

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to a Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to a Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [•], 200[•], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)	In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

☐  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

D-1